Exhibit 10.1

Thomas W. Crawford
President & CEO
October 6, 2006
Mr. Bruce Swain
825 Loridans Circle
Atlanta, GA 30342

RE:	Executive Vice President — Chief Financial Officer
Dear Bruce:
I am very pleased to offer you the regular full-time position of Executive Vice President-Chief Financial Officer,* reporting directly to me as President and CEO. The following will outline the specifics of the position:
➢	Grade level will be EXO4

➢	Base salary will be $290,000 per year ($11,153.85 per pay period)

➢	Restricted Stock: 6000 Shares with vesting at 20% per year, issued under and subject to the terms conditions of the Crawford & Company Executive Stock Bonus Plan*

➢	Incentive Plan: Participation in The Management Group Annual Incentive Plan

➢	SERP: Participation in the Company’s Supplemental Executive Retirement Plan*

➢	Vacation: 4 Weeks per year

➢	Benefits: Those extended to full-time employees

➢	Perquisites: Those extended to an Executive Vice President, including a company provided automobile.

*Note:	Indicates items subject to approval of the Company’s Board of Directors
These terms supersede all previous agreements, letters of employment or incentive compensation arrangements (other than equity compensation programs) between you and the Company or any subsidiary or affiliate of the Company.
Your employment with the Company is at-will, which means that either you or the Company may terminate your employment at any time, with or without cause. Your job duties, title, compensation and benefits as well as the Company’s policies and procedures may change from time to time during your employment with the Company, except that the at-will nature of your employment may only be changed in a written document signed by you and the Chief Executive Officer of the Company.
Excellence In Everything We Touch
5620 Glenridge Drive ■ Atlanta, Georgia 30342 ■ (404) 256-0830 ■ Fax (404) 845-3107 ■
www.crawfordandcompany.com

Bruce Swain
I look forward to your leadership and success in fulfilling this most important role for the Company. I request you confirm these terms and conditions with your signature.
Sincerely,
/s/ Thomas W. Crawford
Thomas W. Crawford
President and CEO
I have reviewed and accept the terms and conditions as offered.

/s/ W. Bruce Swain, Jr.	October 6, 2006

Bruce Swain	Date
Excellence In Everything We Touch
5620 Glenridge Drive ■ Atlanta, Georgia 30342 ■ (404) 256-0830 ■ Fax (404) 845-3107 ■
www.crawfordandcompany.com
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